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REAL ESTATE

MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, David D. Spotts, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.        A review of the Servicer’s activities during the calendar year 2025 (the “Reporting Period”) and of its performance under the Servicing Agreement has been made under the undersigned officer’s supervision; and

2.        To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the Reporting Period.

Dated: February 22, 2026

Midland Loan Services, a division of

PNC Bank, National Association

/s/ David D. Spotts

David D. Spotts

Executive Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I

Bank of America Merrill Lynch Commercial Mortgage Inc.

Recipient Role	Deal Name	Series Number	PNC Role
Depositor	BANK 2020-BNK30	Series 2020-BNK30	Special Servicer

Depositor	BANK 2023-BNK45	Series 2023-BNK45	None

Midland is Master Servicer of the Brandywine Strategic Office Portfolio loan under the FIVE 2023-V1 PSA and of the Green Acres loan under the BMARK 2023-V2 PSA.

Depositor                                           BANK5 2024-5YR8                                                                                 Series 2024-5YR8                                        Primary Servicer

Master Servicer of the Stonebriar Centre loan under the BMARK 2024-V9 PSA

Depositor	Merrill Lynch Mortgage Investors, Inc.	Series 2006-3	Master Servicer
Depositor	Merrill Lynch Mortgage Investors, Inc.	Series 2006-4	Master Servicer
Depositor	Merrill Lynch Mortgage Investors, Inc.	Series 2007-7	Master Servicer
Depositor	Merrill Lynch Mortgage Investors, Inc.	Series 2008-C1	Master and Special Servicer
Depositor	Bank of America Merrill Lynch Large Loan	Series 2011-FSHN	Special Servicer
Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc.	Series 2013-C8	None

Master and Special Servicer of the Chrysler East Building loan under the MSBAM 2013-C7 PSA.

Depositor                                           Banc of America Merrill Lynch Commercial Mortgage Inc.                   Series 2013-C11                                           Special Servicer

Master and Special Servicer of the Southdale Center loan under the MSBAM 2013-C10 PSA.

Special Servicer of the Marriott Chicago River North Hotel loan under the MSBAM 2013-C12 PSA

Depositor                                           Banc of America Merrill Lynch Commercial Mortgage Inc.                   Series 2015-UBS7                                       Master Servicer

Master Servicer of the Charles River Plaza North and The Mall of New Hampshire loans under the CSAIL 2015-C3 PSA.

Special Servicer of the 261 Fifth Avenue loan under the MSBAM 2015-C25 PSA

Depositor                                           Banc of America Merrill Lynch Commercial Mortgage Inc.                   Series 2015-C25                                           Special Servicer

Master Servicer of the Roosevelt New Orleans Waldorf Astoria loan under the JPMBB 2015-C31 PSA.

Special Servicer of the Coastal Equities Retail Portfolio loan under the MSBAM 2015-C24 PSA

Depositor                                           Banc of America Merrill Lynch Commercial Mortgage Inc.                   Series 2016-C28                                           None

Master Servicer of the Ellenton Premium Outlets loan under the MSC 2015-UBS8 PSA.

Depositor                                           Banc of America Merrill Lynch Commercial Mortgage Inc.                   Series 2016-UBS10                                     Primary Servicer

Master Servicer of the Twenty Ninth Street Retail loan under the GSMS 2016-GS2 PSA.

Master Servicer of the 525 Seventh Avenue loan under the MSC 2015-UBS8 PSA

Depositor                                           Banc of America Merrill Lynch Commercial Mortgage Inc.                   Series 2016-C31                                           None

Master Servicer of the SSTII Self Storage Portfolio loan under the MSC 2016-UBS11 PSA.

Depositor                                           Banc of America Merrill Lynch Commercial Mortgage Inc.                   Series 2016-C32                                           Special Servicer

Master Servicer of the Wolf chase Galleria and 191 Peachtree loans under the MSC 2016-UBS12 PSA.

Special Servicer of the FedEx Ground Portfolio under the BACM 2017-BNK3 PSA.

Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc.	BACM 2017-BNK3	Special Servicer

Master Servicer of the 191 Peachtree loan under the MSC 2016-UBS12 PSA.

Depositor                                           Banc of America Merrill Lynch Commercial Mortgage Inc.                   BANK 2017-BNK6                                      General Special Servicer

Master and Special Servicer on the Gateway Net Lease Portfolio and Starwood Capital Hotel Portfolio loans under the DBJPM 2017-C6 PSA.

Depositor                                           Banc of America Merrill Lynch Commercial Mortgage Inc.                   Series 2017-C34                                            None

Master and Special Servicer of the Starwood Capital Hotel Portfolio loan under the DBJPM 2017-C6 PSA.

Master and Special Servicer of the Great Valley Commerce Center loan under the UBS 2017-C3 PSA.

Depositor                                           Banc of America Merrill Lynch Commercial Mortgage Inc.                   BANK 2017-BNK9                                       None

Special Servicer on the Griffin Portfolio, Park Square and US Industrial Portfolio III loans under the BANK 2017-BNK8 PSA.

Special Servicer on the Bass Pro & Cabela's Portfolio loan under the GSMS 2017-GS8 PSA.

Depositor                                           Banc of America Merrill Lynch Commercial Mortgage Inc.                   BANK 2018-BNK12                                     General Special Servicer

Master Servicer on the Extra Space - TIAA Self Storage Portfolio loan under the CGCMT 2018-B2 PSA.

Special Servicer on the North Bay Portfolio loan under the BANK 2018-BNK11 PSA.

Depositor	Banc of America Merrill Lynch Large Loan	Series 2018-PARK	Servicer
Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc.	BANK 2018-BNK15	General Special Servicer

Special Servicer on the Starwood Hotel Portfolio loan under the WFCM 2018-C47 PSA.

Master and Special Servicer on the Plaza Frontenac loan under the MSC 2018-L1 PSA.

Depositor                                           BANK 2019-BNK18                                                                                 Series 2019-BNK18                                      None

Master Servicer on the ILPT Hawaii Portfolio loan under the ILPT 2019-SURF TSA.

Depositor                                           BANK 2019-BNK21                                                                                 Series 2019-BNK21                                     Primary Servicer

Special Servicer on The Tower at Burbank loan and NKX Multifamily Portfolio loan under the BANK 2019-BNK20 PSA.

Primary Servicer on the Storage Post Portfolio, New Hyde Park, and Grand Canal Shoppes loans.

Master Servicer on the Grand Canal Shoppes loan under the MSC 2019-H7 PSA.

Depositor                                           BANK 2019-BNK24                                                                                 Series 2019-BNK24                                     General Special Servicer

Depositor                                           Bank of America Mortgage Trust BANK 2020-BNK27                          Series 2020-BNK27                                     None

Master Servicer on the 560 Mission Street loan under the BMARK 2020-B16 PSA

Depositor                                           BANK 2021-BNK36                                                                                 Series 2021-BNK36                                    None

Special Servicer on the Metro Crossing and Velocity Industrial Portfolio loans under the WFCM 2021-C60 PSA

Depositor                                           BANK 2022-BNK42                                                                                 Series 2022-BNK42                                    None

Master Servicer on the Constitution Center loan under the MSC 2022-L8 PSA and on the 79 Fifth Avenue loan under the CGCMT 2022-GC48 PSA.

Depositor                                           BANK5 2023-5YR3                                                                                 Series 2023-5YR3                                        Primary Servicer

Primary Servicer on the Miracle Mile Shops loan under the MIRA 2023-Mile TSA, the Harborside 2-3 loan under the Benchmark 2023-V2 PSA, and the Back Bay Office loan under the Benchmark 2023-B39 PSA

Master Servicer on the Cipriani NYC Portfolio loan under the BBCMS 2023-C21 PSA

Depositor	ELMCL 2024-GTWY	Series 2024-GTWY	Servicer
Depositor	BANK5 2024-5YR12	Series 2024-5YR12	Primary Servicer

Master Servicer of the Queens Center loan under the BBCMS 2024-5C31 PSA

Special Servicer of the Gateway Center North loan and the Sunbelt MHC Portfolio loan under the BANK5 2024-5YR11 PSA

Primary Servicer on the Bay Plaza Community Center loan under the BANK5-2024 5YR10 PSA

Depositor                                           BANK 2025-BNK49                                                                                 Series 2025-BNK49                                     Master Servicer

Master Servicer of the Greene Town Center loan under the BBCMS 2025-C32 PSA and on the Marriott World Headquarters loan under the BBCMS 2025-C35 PSA

Primary Servicer on the VISA Global HQ loan and the Soho Grand & The Roxy Hotel loan under the BANK 2024-BNK48 PSA

Depositor                                           BANK5 2025-5YR16                                                                               Series 2025-5YR16                                      Primary Servicer

Master Servicer of the ILPT 2025 Portfolio loan under the ILPT 2025-LPF2 TSA and The Wharf loan under the WHARF 2025-DC TSA

Master Servicer on the Aman Hotel New York loan under the WFCM 2025-5C6 PSA

Depositor                                           MSBAM 2025-C35                                                                                   Series 2025-C35                                           Master Servicer

Master Servicer of the Marriott World Headquarters loan under the BBCMS 2025-C35 PSA and the Discovery Business Center loan under the BANK 2025-BNK49 PSA

Master Servicer of the Greene Town Center and the MIC Parking Portfolio loans under the BBCMS 2025-C32 PSA

Depositor                                           BAMLL 2025-HYT                                                                                  Series 2025-HYT                                           Servicer